Exhibit 10.13

AMENDED AND RESTATED

FIBERTOWER CORPORATION

STOCK INCENTIVE PLAN, AS AMENDED

(1)           Purpose.     The purpose of the FiberTower Corporation Stock Incentive Plan, as amended from time to time (the “Plan”), is to promote the interests of FiberTower Corporation, a Delaware corporation (the “Company”), and any Parent or Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected employees, directors and officers of the Company or any Parent or Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership the Company seeks to attract, retain and motivate such employees, directors and officers and other persons and to encourage such employees, directors and officers and other persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company and by the granting of Restricted Stock. Under the Plan, the Committee (as hereinafter defined) shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code, “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and Restricted Stock.

(2)           Definitions.     For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context:

A.        “Awards” means, collectively, Options or Restricted Stock.

B.        “Board of Directors” shall mean the Board of Directors of the Company.

C.        “Code” shall mean the Internal Revenue Code of 1986, as amended.

D.        “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof, provided, that if no such committee is appointed by the Board of Directors, the Board of Directors shall have all of the authority and obligations of the Committee under the Plan.

E.         “Common Stock” shall mean the Common Stock $.001 par value, of the Company.

F.         “Company” has the meaning set forth in Section 1.

G.        “Employee” shall mean with respect to an ISO, any person, including without limitation, an officer of the Company, who, at the time an ISO is granted to such person hereunder, is employed by the Company or any Parent or Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option or Restricted Stock, any person employed by, or performing services for, the Company or any Parent or Subsidiary of the Company, including, without limitation, consultants, officers and Non-Employee Directors.

H.        “Fair Market Value” of a share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any single successor organization, or, if the applicable day as of which the fair market value is to be determined is not a day for which the above described information is available, such as in the case of a weekend or holiday, then the determination of fair market value shall be based on information for the most recent preceding date for which such information is available. If on any applicable day the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of a share of Common Stock on such day shall be the fair market value determined in good faith by the Board of Directors.

I.          “ISO” shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

J.         “Named Executive Officers” shall have the meaning set forth in Section 14(1).

K.        “Non-Employee Director” means a director of the Company’s Board of Directors who is not a current employee of the Company or any Parent or Subsidiary.

L.         “Non-Qualified Option” shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non-qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute or be treated as an ISO.

M.       “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

N.        “Parent” of the Company shall have the meaning of “parent corporation” set forth in Section 424(e) of the Code.

O.        “Participant” means any Employee granted an Award under this Plan.

P.         “Plan” has the meaning set forth in Section 1.

Q.        “Restricted Period” means, with respect to an Award, the period established by the Committee during which such Award either remains subject to forfeiture or is not exercisable by the Participant.

R.        “Restricted Stock” means one or more shares of Common Stock, prior to the lapse of restrictions thereon, granted under this Plan.

S.         “Subsidiary” of the Company shall have the meaning of “subsidiary corporation” set forth in Section 424(f) of the Code.

(3)           Eligibility.    Awards may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO, Restricted Stock or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

(4)           Common Stock Subject to the Plan.

A.        Number of Shares.    The total number of shares of Common Stock for which Awards may be granted under the Plan shall not exceed in the aggregate 23,314,588 shares of Common Stock (subject to adjustment as provided in Section 7 hereof); provided that the number of shares of Common Stock for which Awards may be granted under the Plan shall be increased, on August 29, 2007 and on each anniversary of such date through the remaining term of the Plan, by the lesser of: (i) one point five percent (1.5%) of the number of shares of Common Stock issued and outstanding at the time immediately prior to the date of increase, and (ii) a lesser number of shares of Common Stock determined by the Board of Directors.  In order that ISOs may be granted under the Plan, the number of shares for which ISOs may be granted under the Plan shall not exceed in the aggregate 23,314,588 shares of Common Stock (subject to adjustment as provided in Section 7 hereof).

B.        Reissuance.    The shares of Common Stock that may be subject to Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Committee may determine. In the event that any outstanding Award expires or is terminated or forfeited for any reason, the shares of Common Stock allocable to the unexercised, terminated, or forfeited portion of such Award may again be subject to an Award granted under the Plan.

C.        Special ISO Limitations.

1.             The aggregate Fair Market Value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all incentive stock option plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000. To the extent such limitations is exceeded, such Option shall be considered a Non-Qualified Option for purposes of this Plan.

2.             No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless (i) the option price is at least 110% of the Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and (ii) the ISO by its terms is not exercisable more than five years from the date it is granted.

D.        Limitations Not Applicable to Non-Qualified Options.    Notwithstanding any other provision of the Plan, the provisions of Sections 4(C)(1) (other than the second sentence thereof) and (2) shall not apply, nor shall be construed to apply, to any Non-Qualified Option granted under the Plan.

(5)          Administration of the Plan

A.        Administration.    Subject to the proviso in Section 2(D) hereof, the Plan shall be administered by a committee of the Board of Directors (the “Committee”) established by the Board of Directors. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. To the extent deemed necessary or appropriate by the Board of Directors or the Committee, the Committee may be limited to specified members for purposes of complying with applicable provisions of the Code, securities laws, or the rules of any exchange on which the Common Stock is traded.

B.        Grant of Options.    The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder, (ii) to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be subject to each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the amount (not less than the par value per share) and the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including, without limitation, the circumstances under which issued and outstanding shares of Common Stock owned by a Participant may be used by the Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal), (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding

Options may be exercised, and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

C.        Grant of Restricted Stock.    The Committee may grant shares of Restricted Stock to any Employee.  Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine.

D.        Interpretation.    The Committee shall be authorized to interpret the Plan in its discretion and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

E.         Finality.    The interpretation and construction by the Committee of any provision of the Plan, any Award granted hereunder or any agreement evidencing any such Award shall be final and conclusive upon all parties.

F.         Expenses, Etc.    All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Award granted hereunder.

G.        Amendment of Awards.    The Committee may amend an Award; provided, however, that  no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect.  Notwithstanding the foregoing, the Committee may amend any Award without the consent of the holder if the Committee deems it necessary to avoid adverse tax consequences to the holder under Code Section 409A.  The Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under this Plan; provided, however, that the Committee shall not have discretion to accelerate or waive any term or condition of an Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under 409A, or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code and such discretion would cause the Award not to so qualify.  Except in cases in which the Committee is authorized to require other forms of consideration under this Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware Corporation Law, no consideration other than services may be required for the grant of any Award.

(6)           Terms and Conditions of Awards.

A.        ISOs.    The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code; provided that to the extent an Option intended to be an ISO does not qualify as an ISO under the applicable requirements of the Code, such Option shall be considered a Non-Qualified Option for purposes of this Plan. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

The terms and conditions of each ISO shall include the following:

1.                                       The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4(C)(2) hereof) of the Fair Market Value of the shares of Common Stock subject to the ISO on the date the ISO is granted.

2.                                       ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during a Participant’s lifetime an ISO shall be exercisable only by the Participant.

3.                                       The Committee shall fix the term of all ISOs granted pursuant to the Plan (including, without limitation, the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed five years from the date on which such ISO is granted. Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

4.                                       To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors, in its sole discretion.

5.                                       The terms and conditions of each ISO may include the following provisions:

a)             In the event a Participant’s employment by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

b)            In the event a Participant’s employment by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (a) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

c)             In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

d)            In the event a Participant shall die while in the employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

B.        Non-Qualified Options.    The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code, but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option  granted hereunder.

The terms and conditions of each Non-Qualified Option Agreement shall include the following:

1.                                       Except in the case of substitute options that are not treated as a modification of an existing option or the grant of a new option for purposes of Section 409A of the Code, the option exercise price shall be not less than 100% of the Fair Market Value per share of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

2.                                       The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including, without limitation, the date on which such Non-Qualified Option shall expire and terminate). Such term may be no more than five years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including, without limitation, provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

3.                                       Non-Qualified Options shall not be transferable otherwise than by will or the laws of descent and distribution, and during a Participant’s lifetime a Non-Qualified Option shall be exercisable only by the Participant.

4.                                       The terms and conditions of each Non-Qualified Option may include the following provisions:

a)             In the event a Participant’s employment by the Company or any Parent or Subsidiary of the Company shall be terminated for cause or shall be terminated by the Participant for any reason whatsoever other than as a result of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

b)            In the event a Participant’s employment by the Company or any Parent or Subsidiary of the Company shall terminate for any reason other than (x) a termination specified in clause (a) above or (y) by reason of the Participant’s death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within three months after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

c)             In the event a Participant shall cease to be an Employee of the Company or any Parent or Subsidiary of the Company by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any Non-Qualified Option held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be an Employee, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option as of the date on which he ceased to be an Employee.

d)            In the event a Participant shall die while an Employee of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” (within the meaning of Section 22(e)(3) of the Code) or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any Non-Qualified Option held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such Non-Qualified Option at the time of his death. In such event, such Non-Qualified Option may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the Non-Qualified Option directly from the Participant by bequest or inheritance.

5.                                       To the extent that the Company (or any Parent or Subsidiary thereof) is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

C.        Restricted Stock.  The terms and conditions of each Restricted Stock award granted under the Plan shall be specified by the Committee and shall be set forth in a written agreement between the Company and the Participant in such form as the Committee shall approve.  The terms and conditions of any Restricted Stock award granted hereunder need not be identical to those of any other Restricted Stock award granted hereunder.

The terms and conditions of each Restricted Stock award agreement shall include the following:

1.             Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Committee, in its sole discretion, shall determine.  Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares.  The Company shall have the right to repurchase or recover such shares for the lesser of (i) the fair market value or (ii) amount of cash paid therefor, if any, if the Participant’s employment with the Company is terminated by the Company or the Participant prior to the lapse of such restrictions or the Restricted Stock is forfeited by the Participant pursuant to the terms of the award agreement.

2.             Each certificate representing Restricted Stock awarded under this Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank until such time as the restrictions on transfer have lapsed.  The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that the Committee may in the award agreement restrict the Participant’s right to dividends until the restrictions on the Restricted Stock lapse.  Any certificate or certificates representing shares of Restricted Stock shall bear a legend substantially similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the FiberTower Corporation Stock Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated                               , 200      .

3.             If, for any reason, the restrictions imposed by the Committee upon Restricted Stock are not satisfied at the end of the Restricted Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Participant and reacquired by the Company at a purchase price as set forth in Section (6)(C)(1) hereof.

4.             Subject to the withholding requirements of  Section (6)(C)(7) of this Plan, at the expiration of the Restricted Period, the Company will deliver to the Participant a stock certificate evidencing, or credit to the Participant’s book-entry account, the Restricted Stock (to the nearest full share) with respect to which the Restricted Period has expired without charge to the Participant, or his personal representative, free of all restrictions under this Plan.

5.             No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements.  The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

6.             The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

7.             Any issuance of unrestricted shares of Common Stock pursuant to the release of restrictions on Restricted Stock shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto.  Such arrangements may, at the discretion of the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the award agreement, whether through the exercise of an Option or as a distribution pursuant to the award agreement, which have an aggregate fair market value as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto at the minimum statutory rate, together with payment of any remaining portion of such tax amounts in cash or by check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the minimum statutory tax rate) from such award payment or exercise.

(7)           Adjustments.

1.             In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another entity in each such case (x) without receiving compensation therefore in money, services or property and (y) through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares, declaration of any dividends payable in Common Stock, or any similar event, the Committee in good faith shall, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, appropriately adjust (i) the number and type of shares of Common Stock (and the grant or exercise price with respect to any Award) subject to any outstanding Award (to the nearest possible full share); provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs and the limitations of Section 409A of the Code shall apply with respect to adjustments made to all Awards and (ii) the number and type of shares of Common Stock for which Awards may be granted under the Plan, as set forth in Sections 4(A) and 14(3) hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

2.             If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another entity, or the sale of all or substantially all its assets to another entity, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, subject to the provisions of Section 7(3) below if the circumstances therein specified are applicable, each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the option agreement governing such Option and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or assets (including, without limitation, cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place.

3.             Notwithstanding Sections 7(1) and 7(2) hereof, in the event of (i) any offer to holders of the Company’s Common Stock generally relating to the acquisition of all or substantially all of their shares, including, without limitation, through purchase, merger or otherwise, or (ii) any proposed transaction generally relating to the acquisition of substantially all of the assets or business of the Company (herein sometimes referred to as an “Acquisition”), the Board of Directors may, in its sole discretion, cancel any outstanding Options (provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs and the limitations of Section 409A of the Code shall apply with respect to adjustments made to all Options) and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board of Directors acting in good faith) equal to the product of (A) the number of shares of Common Stock (the “Option Shares”) that, as of the date of the consummation of such Acquisition, the holder of such Option had become entitled to purchase (and had not purchased) multiplied by (B) the amount, if any, by which (1) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Acquisition exceeds (2) the option price applicable to such Option Shares.

4.             In the event of an Acquisition or the consummation of any merger, reorganization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, the Committee may cause Options to be issued in substitution for an outstanding option or assume an option of the other entity (the “Old Options”).  In such event, Options may be issued in substitution or exchange for the Old Options provided that such substituted or exchanged Options would not be considered a modification of the Old Options according to the principles set forth in Treasury Regulations 1.424-1(a) and 1.409A-1(b)(5).

(8)           Annual Grants to Non-Employee Directors.

A.        Eligibility.  Non-Employee Directors are eligible for Options granted pursuant to Section 5(B) hereof and such Options shall be Non-Qualified Options.  Notwithstanding the foregoing sentence, Non-Employee Directors are also eligible to receive Awards pursuant to Section 5(C) hereof and this Section 8.

B.        Initial Grant.  Each Non-Employee Director who is a member of the Board of Directors of the Company immediately after the effective time of the merger contemplated by the Agreement and Plan of Merger dated May 14, 2006, by and among First Avenue Networks, Inc., Marlin Acquisition Corporation and FiberTower Corporation, will automatically be granted a number of shares of Restricted Stock equal in value to $85,000 (measured by the Fair Market Value on the date of grant).  Thereafter, on the date a Non-Employee Director first becomes a member of the Board of Directors (whether through election by the stockholders of the Company or by appointment by the Board of Directors to fill a vacancy), such Non-Employee Director will automatically be granted a number of shares of Restricted Stock equal in value to $85,000 (measured by the Fair Market Value on the date of grant (in both cases above, the “Initial Grant”). Such Restricted Stock shall vest on the day immediately following the date of grant of such Restricted Stock.

C.        Succeeding Grant.  Each Non-Employee Director shall automatically be granted a number of shares of Restricted Stock equal in value to $85,000 (measured by the Fair Market Value on the date of grant) on the first regularly scheduled board meeting of each calendar year, provided on such date the Non-Employee Director continues to serve on the Board in his or her capacity as a Non-Employee Director (a “Succeeding Grant”).  Such Restricted Stock shall vest on the day immediately following the date of grant of such Restricted Stock.

D.        Limitation on Succeeding Grants.  Notwithstanding the provisions of Section (8)C above, in no event shall the aggregate number of shares of Restricted Stock granted to all of the participating Non-Employee Directors at the first regularly scheduled board meeting of a calendar year exceed 0.7% of the number of fully diluted outstanding shares of Common Stock as of the date of such grant.

(9)           Effect of the Plan on Employment Relationship.    Neither the Plan nor any Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

(10)         Taxes.  The Committee will make such provision for the withholding of taxes as it deems necessary.  The Committee may, but need not, hold back shares of stock from an Award or permit a Participant to tender previously owned shares of stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required law).

(11)         Amendment of the Plan.    The Board of Directors may amend the Plan from time to time as it deems desirable; provided, however, that, without the approval of the holders of a majority of the outstanding capital stock of the Company entitled to vote thereon or consent thereto, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Section 7 hereof) the aggregate number of shares of Common Stock for which Awards may be granted hereunder or (ii) to change the class of Employees eligible to receive ISOs under the Plan.

(12)         Termination of the Plan.    The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Award theretofore granted under the Plan.

(13)         Effective Date of the Plan.    The Plan shall be effective as of December 20, 2001, the date on which the Plan was adopted by the Board of Directors and approved by the requisite holders of outstanding capital stock of the Company.

(14)         Named Executive Officers.

1.             The provisions of this Section 14 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company’s proxy statement pursuant to Item 402(a)(3)(i) and (ii) (or any successor thereto) of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act and (ii) whose total compensation, including estimated or future compensation attributable to Awards under this Plan or any other plan of the Company or any Parent or Subsidiary thereof, is determined by the Board of Directors to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code (“Named Executive Officers”). In the event of any inconsistencies between this Section 14 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 14 shall control.

2.             No amendment of this Plan with respect to any Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant pursuant to this Plan or (ii) modify the requirements as to eligibility for participation in this Plan, unless the Company’s shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Board of Directors shall amend this Section 14 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the performance based compensation requirements of Section 162(m) (or any successor thereto) and the Treasury regulations promulgated thereunder.

3.             Notwithstanding any provision of this Plan (including the provisions of this Section 14) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to Options which are granted hereunder shall be based solely on an increase in the value of the applicable shares of Common Stock after the date of grant of such Options. Thus, no Option with an exercise price less than the Fair Market Value of the related shares of Common Stock on the date of grant may be granted hereunder to a Named Executive Officer. Furthermore, the maximum number of shares of Common Stock with respect to which Options may be granted hereunder to any Named Executive Officer during any calendar year may not exceed One Million (1,000,000) shares of Common Stock, subject to adjustment as provided in Section 7.

(15)         Compliance with Securities and Other Laws.  As a condition to the issuance or transfer of any Option or any security issuable in connection with such Option, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that (i) such issuance and/or transfer will not be in violation of any applicable securities laws and (ii) such issuance and/or transfer will not be in violation of the rules and regulations of any securities exchange or automated quotation system on which the Common Stock is listed or admitted to trading. Further, the Company may refrain from issuing, delivering or transferring any Option or any security issuable in connection with such Option until the Committee has determined that such issuance, delivery or transfer will not violate such securities laws or rules and regulations. The Company shall not be liable for damages due to delay in the issuance, delivery or transfer of any Option or any security issuable in connection with such Option or any agreement, instrument or certificate evidencing such Option or security for any reason whatsoever, including, but not limited to, a delay caused by the listing requirements of any securities exchange or automated quotation system or any registration requirements under any state or federal law, rule or regulation. The Company is under no obligation to take any action or incur any expense to register or qualify the issuance, delivery or transfer of any Option or any security issuable in connection with such Option under applicable securities laws or to perfect any exemption from such registration or qualification or to list any security on any securities exchange or automated quotation system. Furthermore, the Company will have no liability to any person for refusing to issue, deliver or transfer any Option or any security issuable in connection with such Option if such refusal is based upon the provisions of this Section 15. As a condition to any issuance, delivery or transfer of any Option or any security issuable in connection with such Option, the Company may place legends on any agreement, instrument or certificate evidencing such Option or security; issue stop transfer orders with respect thereto; require such market stand-off, lockup, or similar agreements or undertakings as the Company deems necessary or desirable; and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with applicable laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the Participant (or successor in interest) to the effect that such recipient is acquiring such Option or security solely for investment and not with a view to distribution and that no distribution of the Option or security will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel to the Company, such registration is unnecessary.

(16)         Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

(17)         Miscellaneous.

A.        No Rights to Awards or Uniformity Among Awards.  No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

B.        Conflicts with Plan.  In the event of any inconsistency or conflict between the terms of this Plan and an Award, the terms of this Plan shall govern.

C.        Governing Law.  The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

D.        Gender, Tense and Headings.  Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  Section headings as used herein are inserted solely for convenience and reference and constitute no part of this Plan.

E.         Severability.  If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

F.         Other Laws.  The Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

G.        Stockholder Agreements.  The Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders’ or repurchase agreement in such form as approved from time to time by the Board of Directors.

H.        No Guarantee of Tax Consequences.  Neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.